As filed with the Securities and Exchange Commission on April 23, 2009
Registration No. 333-156806

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Santarus, Inc.
(Exact name of registrant as specified in its charter)

Delaware	33-0734433
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
3721 Valley Centre Drive, Suite 400
San Diego, California 92130
(858) 314-5700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gerald T. Proehl
President and Chief Executive Officer
Santarus, Inc.
3721 Valley Centre Drive, Suite 400
San Diego, California 92130
(858) 314-5700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott N. Wolfe, Esq.	Carey J. Fox, Esq.
Faye H. Russell, Esq.	Senior Vice President, General Counsel
Cheston J. Larson, Esq.	Santarus, Inc.
Latham & Watkins LLP	3721 Valley Centre Drive, Suite 400
12636 High Bluff Drive, Suite 400	San Diego, California 92130
San Diego, CA 92130	(858) 314-5700
(858) 523-5400

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 23, 2009
PROSPECTUS
6,000,000 Shares
Common Stock

     This prospectus relates to an aggregate of up to 6,000,000 shares of our common stock, par value $0.0001 per share, which may be offered for sale from time to time by the selling stockholder named in this prospectus. The shares represent shares issued or issuable from time to time by us to the selling stockholder pursuant to the transactions more fully described in the section titled “Selling Stockholder” beginning on page 5.
     We provide more information about how the selling stockholder may sell its shares of common stock in the section titled “Plan of Distribution” beginning on page 6. We will bear all expenses of this offering, except that the selling stockholder will pay any applicable underwriting discounts, selling commissions and fees and expenses of legal counsel for the selling stockholder.
     Our common stock is traded on the Nasdaq Global Market under the symbol “SNTS.” On April 20, 2009, the closing price of our common stock was $1.82.
     Investing in our securities involves risks. See “Risk Factors” beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2009

ABOUT THIS PROSPECTUS
     This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the Commission, utilizing a “shelf” registration process. The selling stockholder may offer and sell, from time to time, an aggregate of up to 6,000,000 shares of our common stock under the prospectus. In some cases, the selling stockholder will also be required to provide a prospectus supplement containing specific information about the selling stockholder and the terms on which it is offering and selling our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. To the extent that any statement made in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the registration statement of which this prospectus is a part, together with the additional information described under “Where You Can Find More Information” before you make any investment decision.
     Neither we nor the selling stockholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

ABOUT SANTARUS
     We are a specialty pharmaceutical company focused on acquiring, developing and commercializing proprietary products that address the needs of patients treated by gastroenterologists and other targeted physicians.
     Our commercial organization is currently promoting Zegerid® (omeprazole/sodium bicarbonate) Capsules and Powder for Oral Suspension, which are proprietary formulations that combine omeprazole, a proton pump inhibitor, or PPI, and antacids. We developed these products as the first immediate-release oral PPIs for the U.S. prescription market, and they have been approved by the U.S. Food and Drug Administration, or FDA, to treat or reduce the risk of a variety of upper gastrointestinal, or GI, diseases and disorders, including gastroesophageal reflux disease, or GERD. Our Zegerid products are based on patented technology and utilize antacids, which raise the gastric pH and thus protect the PPI, omeprazole, from acid degradation in the stomach, allowing the omeprazole to be quickly absorbed into the bloodstream. We commercially launched Zegerid Capsules in March 2006 and Zegerid Powder for Oral Suspension in late 2004 and early 2005.
     Our commercial organization also promotes Glumetza® (metformin hydrochloride extended release tablets) prescription products in the U.S., under the terms of an exclusive promotion agreement that we entered into with Depomed, Inc., or Depomed, in July 2008. Glumetza is a once-daily, extended-release formulation of metformin that incorporates patented drug delivery technology and is indicated as an adjunct to diet and exercise to improve glycemic control in adult patients with type 2 diabetes. The extended-release delivery system is designed to offer patients with diabetes an ability to reach their optimal dose of metformin with fewer GI side effects. We began our promotion of the Glumetza products in October 2008.
     We are developing two product candidates targeting lower GI conditions under the terms of a strategic collaboration that we entered into with Cosmo Technologies Limited, or Cosmo, in December 2008. The product candidates utilize Cosmo’s patented MMX® technology, which is a proprietary multi-matrix system that is designed to result in the controlled release and homogeneous distribution of an active pharmaceutical ingredient throughout the length of the colon, with the goals of improving efficacy while reducing side effects by minimizing systemic absorption. Budesonide MMX is an oral corticosteroid and is currently being investigated in two phase III clinical trials for the induction of remission of mild-to-moderate ulcerative colitis. Rifamycin SV MMX is a broad spectrum, semi-synthetic antibiotic and has been investigated in a phase II clinical program for traveler’s diarrhea. Under the strategic collaboration, we were granted exclusive rights to develop and commercialize these product candidates in the U.S.
     We are also developing a new tablet formulation as part of our Zegerid family of prescription products. The new formulation is a swallowable tablet that combines immediate-release omeprazole with a mix of buffers.
     To further leverage our proprietary PPI technology and diversify our sources of revenue, we licensed exclusive rights to Schering-Plough Consumer Healthcare Products, Inc., or Schering-Plough, under our patented PPI technology to develop, manufacture and sell Zegerid brand over-the-counter, or OTC, products in the lower dosage strength of 20 mg of omeprazole in the U.S. and Canada. We have also entered into a license agreement and a distribution agreement granting exclusive rights to Glaxo Group Limited, an affiliate of GlaxoSmithKline, plc, or GSK, under our patented PPI technology to commercialize prescription and OTC products in up to 114 specified countries outside of the U.S., Europe, Australia, Japan and Canada (including markets within Africa, Asia, the Middle-East, and Central and South America), and to distribute and sell Zegerid brand prescription products in Puerto Rico and the U.S. Virgin Islands.

     Our headquarters are located at 3721 Valley Centre Drive, Suite 400, San Diego, California 92130. Our telephone number is (858) 314-5700. Our web site address is www.santarus.com. Information contained on our web site is not incorporated into, and does not constitute any part of, this prospectus. Unless the context requires otherwise, references in this prospectus to “Santarus,” “we,” “us” and “our” refer to Santarus, Inc.
     We have received U.S. and European Union, or EU, trademark registration for our corporate name, Santarus®. We also have received trademark registration in the U.S., EU, Canada and Japan for our brand name, Zegerid®, and have applied for trademark registration for various other names and logos. All other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.
RISK FACTORS
     Investment in our common stock involves a high degree of risk. You should carefully consider the specific risks set forth under “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, before making an investment decision. Each of these risks could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, see “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements in this prospectus and the information incorporated herein by reference about our expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts are forward-looking statements. You can identify these forward-looking statements by the use of words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” or “would.” Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business including, without limitation: our ability to increase market demand for, and sales of, our Zegerid® and Glumetza® products; the scope and validity of patent protection for our products, including the outcome and duration of our patent infringement lawsuit against Par Pharmaceutical, Inc., and our ability to commercialize products without infringing the patent rights of others; whether we are successful in generating revenue under our strategic alliances, including our over-the-counter, or OTC, license agreement with Schering-Plough Healthcare Products, Inc., or Schering-Plough, and our license and distribution agreements with Glaxo Group Limited, an affiliate of GlaxoSmithKline plc; Schering-Plough’s ability to address issues in the U.S. Food and Drug Administration’s, or FDA’s, complete response letter for its Zegerid brand OTC product and whether the FDA ultimately approves Schering-Plough’s new drug application, or NDA, in a timely manner or at all; our ability to successfully develop (including successful completion of the ongoing and planned phase III clinical trials) and obtain regulatory approval for our budesonide MMX® and rifamycin SV MMX product candidates in a timely manner or at all; whether the FDA completes its review and approves the NDA for the new tablet formulation of our Zegerid products in a timely manner or at all; adverse side effects or inadequate therapeutic efficacy of our products or products we promote that could result in product recalls, market withdrawals or product liability claims; competition from other pharmaceutical or biotechnology companies and evolving market dynamics, including the impact of currently available generic prescription and OTC proton pump inhibitor, or PPI, products and the introduction of additional generic or branded PPI products; our ability to further diversify our sources of revenue and product portfolio; other difficulties or delays relating to the development, testing, manufacturing and marketing of, and obtaining and maintaining regulatory approvals for, our and our strategic partners’ products; fluctuations in quarterly and annual results; our ability to obtain additional financing as needed to support our operations or future product acquisitions; the impact of the recent turmoil in the financial markets; and other risks detailed in the documents incorporated by reference in this prospectus.
     Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of the shares by the selling stockholder.

SELLING STOCKHOLDER
     This prospectus relates to the possible resale by the selling stockholder, Cosmo, of an aggregate of up to 6,000,000 shares of common stock issued by us to Cosmo. These shares were issued by us to Cosmo in December 2008, pursuant to the stock issuance agreement we entered into with Cosmo at that time, which shares represent partial consideration for the licenses granted by Cosmo to us relating to Cosmo’s budesonide MMX and rifamycin SV MMX product candidates. We relied on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, or the Securities Act, and Regulation D, Rule 506 thereunder, in connection with the issuance of the shares of common stock to Cosmo. Cosmo has agreed that for the 15 months following the date of issuance of the shares of common stock it will not transfer or dispose of such issued shares. In addition, Cosmo has agreed that through December 15, 2011 neither it nor its affiliates will acquire beneficial ownership of additional shares of common stock, other than under the stock issuance agreement, subject to certain exceptions. If we offer securities pursuant to a registration statement under the Securities Act, Cosmo has agreed not to sell, offer to sell, contract to sell, grant any option to purchase or otherwise transfer or dispose (other than to donees who agree to be similarly bound) any of our securities held by it for a period to be specified by us and any underwriter, up to 180 days following the effective date of such registration statement, except to the extent that securities held by Cosmo are included in such registration.
     We are filing the registration statement of which this prospectus is a part pursuant to the provisions of a registration rights agreement we entered into with Cosmo in connection with the stock issuance agreement and the license agreement. The registration rights agreement is more fully described in the section titled “Description of Capital Stock—Registration Rights—Registration Rights Agreement with Cosmo.” Except as described above, the selling stockholder does not have any position, office or other material relationship with us or any of our affiliates, nor has it had any position, office or material relationship with us or any of our affiliates within the past three years.
     Subject to the restrictions described above, the selling stockholder may from time to time offer and sell pursuant to this prospectus any or all of the shares that it acquires under the stock issuance agreement.
     The following table presents information regarding the selling stockholder and the shares that it may offer and sell from time to time under this prospectus. This table is prepared based on information supplied to us by the selling stockholder. As used in this prospectus, the term “selling stockholder” includes Cosmo and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that the selling stockholder may offer under this prospectus. The selling stockholder may sell some, all or none of its shares. We do not know how long the selling stockholder will hold the shares before selling them, and, except as described above, we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.
      Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Commission under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 57,849,588 shares of our common stock actually outstanding as of March 31, 2009.

	Shares of Common Stock			Shares of Common
	Beneficially Owned Prior			Stock Beneficially
	to the Offering		Number of Shares	Owned After Offering
Security Holders	Number	Percent	Being Offered	Number	Percent

Cosmo Technologies Limited(1)	6,000,000	10.4%	6,000,000	—	—%

(1)	The address of Cosmo Technologies Limited is 4243 Amiens Street, Dublin 1, Ireland. The securities are directly held by Como Technologies Limited, an Irish corporation, which is a wholly-owned subsidiary of Cosmo Pharmaceuticals S.p.A., an Italian corporation, which is the majority-owned subsidiary of Cosmo Holding S.p.A., an Italian corporation, which is the majority-owned subsidiary of Cassiopea SA, a Luxembourg corporation. Giuseppe Cipriano and Luigi Moro are the only two directors of Cosmo Technologies Limited. Mauro Ajani is the majority shareholder of Cassiopea SA. Voting and investment control of the securities is therefore shared among Cosmo Technologies Limited, Cosmo Pharmaceuticals S.p.A., Cosmo Holding S.p.A., Cassiopea SA, Giuseppe Cipriano, Luigi Moro and Mauro Ajani.

PLAN OF DISTRIBUTION
     We are registering 6,000,000 shares of common stock under this prospectus on behalf of the selling stockholder, Cosmo. Subject to the terms of our December 2008 stock issuance agreement with Cosmo, the selling stockholder may sell the securities from time to time on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.
     The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     The selling stockholder may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.
     Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.
     The selling stockholder may from time to time pledge or grant a security interest in some or all of the shares of our common stock owned by it and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of our common stock from time to time under this prospectus after we have filed an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

     The selling stockholder also may transfer the shares of our common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the prospectus and may sell the shares of common stock from time to time under the prospectus after we have filed an amendment to the registration statement or supplement to the prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under the prospectus.
     The selling stockholder and any broker-dealers or agents that are involved in selling the shares of our common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of our common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.
     We are required to pay all fees and expenses incident to the registration of the shares of our common stock, excluding any underwriting discounts and selling commissions and all fees and expenses of legal counsel for the selling stockholder. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
     The selling stockholder has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by the selling stockholder. If we are notified by the selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of our common stock, if required, we will file a supplement to the prospectus. If the selling stockholder uses the prospectus for any sale of the shares of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act.
     The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder.

DESCRIPTION OF SECURITIES
     The following summary of the rights of our common stock and preferred stock is not complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which are incorporated by reference to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
      As of March 31, 2009, our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share, and 10,000,000 shares of preferred stock, $0.0001 par value per share.
Common Stock
     As of March 31, 2009, we had:

•	57,849,588 shares of common stock outstanding;

•	an aggregate of 14,589,764 shares of common stock reserved for issuance upon exercise of outstanding stock options granted under our Amended and Restated 2004 Equity Incentive Award Plan and 1998 Stock Option Plan;

•	an aggregate of 2,577,783 shares of common stock reserved for issuance pursuant to future grants under our Amended and Restated 2004 Equity Incentive Award Plan;

•	an aggregate of 617,169 shares of common stock reserved for issuance under our Amended and Restated Employee Stock Purchase Plan; and

•	warrants to purchase an aggregate of 366,284 shares of our common stock outstanding.
Voting Rights
     Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are not entitled to cumulate voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.
Dividends
     Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distribution, if any, as may be declared by our board of directors out of funds legally available therefor.
Liquidation
     In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.
Rights and Preferences
     The common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable
     All outstanding shares of our common stock are, and all shares of common stock to be outstanding upon completion of the offering will be, validly issued, fully paid and nonassessable.
Preferred Stock
     As of March 31, 2009, we had no shares of preferred stock outstanding.
     Under the terms of our amended and restated certificate of incorporation, our board of directors has the authority, without further action by the stockholders and subject to the limits imposed by the Delaware General Corporation Law, or DGCL, to issue up to 10,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each such series. The issuance of preferred stock could have the effect of restricting dividends on the common stock, diluting the voting power for the common stock, impairing the liquidation rights of the common stock or delaying or preventing a change in control without further action by the stockholders. At present, we have no plans to issue any shares of preferred stock.
Stockholder Rights Plan
     On November 11, 2004, our board of directors adopted a stockholder rights plan, which was subsequently amended in April 2006 and December 2008. Our board of directors declared a dividend of one preferred share purchase right for each outstanding share of our common stock at the close of business on November 22, 2004. Each right entitles the registered holder thereof, after the rights become exercisable and until November 22, 2014 (or the earlier redemption, exchange or termination of the rights), to purchase from us one 1/1000th of a share of Series A Junior Participating Preferred Stock, or Series A shares, at a price of $100.00, subject to certain anti-dilution adjustments. The rights do not become exercisable until the earlier to occur of:
•	10 days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding common stock (any such person or group is referred to as an acquiring person); or

•	10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an acquiring person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding common stock;
provided, however, that in certain limited circumstances specified in the April 2006 and December 2008 amendments, in the case of Westfield Capital Management Co. LLC and Cosmo, the rights do not become exercisable until (a) Westfield acquires 20% or more of our outstanding common stock or (b) Cosmo acquires more than 10,300,000 shares of our common stock.
     Each Series A share purchasable upon exercise of the rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1.00 per share but will be entitled to an aggregate dividend of 1,000 times the dividend, if any, declared per share of common stock. In the event of liquidation, dissolution or winding up of Santarus, the holders of the Series A shares will be entitled to a preferential liquidation payment of $1,000 per share plus any accrued but unpaid dividends, provided that the holders of the Series A shares will be entitled to an aggregate payment of 1,000 times the payment made per share of common stock. Each Series A share will have 1,000 votes and will vote together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Series A share will be entitled to receive 1,000 times the amount received per share of common stock. Series A shares will not be redeemable. Because of the nature of the Series A share’s dividend, liquidation and voting rights, the value of 1/1000th of a Series A share purchasable upon exercise of each right should approximate the value of one share of common stock.

     In the event that a person becomes an acquiring person or if Santarus were the surviving corporation in a merger with an acquiring person or any affiliate or associate of an acquiring person and the shares of common stock were not changed or exchanged, each holder of a right, other than rights that are or were acquired or beneficially owned by the acquiring person (which rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the then current purchase price of one right. In the event that, after a person has become an acquiring person, Santarus were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision shall be made so that each holder of a right shall thereafter have the right to receive, upon the exercise thereof at the then current purchase price of one right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current purchase price of one right.
     The rights will expire on November 22, 2014, unless earlier redeemed, exchanged or terminated. Until a right is exercised, the rights do not convey the right to vote, receive dividends or otherwise provide the holder with any rights as a stockholder.
     The rights may be redeemed in whole, but not in part, at a price of $0.01 per right at any time prior to the time that an acquiring person has become such. The redemption of the rights may be made effective at such time, on such basis and with such conditions as our board of directors in its sole discretion may establish.
Warrants
     As of March 31, 2009, there were warrants outstanding to purchase 366,284 shares of our common stock at a weighted average exercise price of $8.26. Warrants to purchase 365,000 shares terminate on August 3, 2011, warrants to purchase 428 shares terminate on October 9, 2011, warrants to purchase 428 shares terminate on October 9, 2012 and warrants to purchase 428 shares terminate on October 9, 2013.
     Each of these warrants contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of stock dividends, stock splits, reorganizations, reclassifications and consolidations.
Registration Rights
Registration Rights Agreement with Cosmo
     In connection with the license agreement we entered into with Cosmo in December 2008, we entered into a stock issuance agreement and a registration rights agreement with Cosmo. Pursuant to the registration rights agreement, as amended, we filed a registration statement, which includes this prospectus, with the Commission relating to the resale by Cosmo of the shares of common stock issued or issuable by us to Cosmo under the stock issuance agreement. The registration rights agreement required us to file the registration statement by January 29, 2009 and requires us to use best efforts to have such registration statement declared effective by the Commission by March 15, 2009 (or by April 14, 2009 in the event that the Commission reviews and provides written comments to the registration statement, which we and Cosmo mutually agreed to extend to April 30, 2009). Pursuant to an amendment to the registration rights agreement we entered into with Cosmo in April 2009, if we are required to issue shares of our common stock to Cosmo under the stock issuance agreement as milestone payments, we are required to file subsequent registration statements relating to the resale by Cosmo of such shares of common stock.
Investors’ Rights Agreement
     Under our amended and restated investors’ rights agreement, certain holders of shares of our common stock issued upon the conversion of our Series B preferred stock, Series C preferred stock and Series D preferred stock in connection with our initial public offering have the right to require us to register their shares with the Commission so that those shares may be publicly resold, or to include their shares in any registration statement we file as follows:
  Demand Registration Rights
     Certain holders of shares of our common stock issued upon the conversion of our Series B preferred stock, Series C preferred stock and Series D preferred stock have the right to demand at any time that we file up to two registration statements, so long as at least 20% of their registrable securities will be registered and/or the proposed aggregate offering price of the securities registered is at least $5,000,000, subject to specified exceptions.

  Form S-3 Registration Rights
     If we are eligible to file a “short-form” registration statement on Form S-3, stockholders with registration rights have the right to demand that we file a registration statement on Form S-3 so long as the aggregate amount of securities to be sold under the registration statement on Form S-3 is at least $1,000,000, subject to specified exceptions.
  “Piggyback” Registration Rights
     If we register any securities for public sale, stockholders with registration rights will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of such shares to be included in the registration statement.
  Expenses of Registration
     Other than underwriting discounts and commissions, we will pay all expenses relating to piggyback registrations and all expenses relating to demand registrations and Form S-3 registrations so long as the aggregate amount of securities to be sold under each such registration statement exceeds the threshold amounts discussed above. However, we will not pay for the expenses of any demand or Form S-3 registration if the request is subsequently withdrawn by the stockholders initiating these registration rights, subject to specified exceptions.
  Expiration of Registration Rights
     The registration rights described above will expire on April 6, 2010, which is six years after the completion of our initial public offering. The registration rights will terminate earlier for a particular stockholder if that holder holds less than one percent of our common stock and such holder can resell all of its securities in a three-month period under Rule 144 of the Securities Act.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.
Nasdaq Global Market
     Our common stock is listed for trading on the Nasdaq Global Market under the symbol “SNTS.”

CERTAIN PROVISIONS OF DELAWARE LAW AND OF THE
COMPANY’S CERTIFICATE OF INCORPORATION AND BYLAWS
Delaware Takeover Statute
     We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:
•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
     Section 203 defines a business combination to include:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
     In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Certificate of Incorporation and Bylaw Provisions
     Provisions of our certificate of incorporation and bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of Santarus to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in our control. The amendment of any of these anti-takeover provisions would require approval by holders of at least 66 2/3% of our outstanding common stock entitled to vote.

     In particular, our certificate of incorporation and bylaws provide for the following:
  Staggered Board of Directors
     Our board of directors is divided into three classes of the same or nearly the same number of directors, each serving staggered three-year terms, which means that only one class of directors may be elected at each annual meeting or special meeting in lieu of such annual meeting. These provisions may make the removal of incumbent directors difficult and may discourage third parties from attempting to circumvent the anti-takeover effects of our certificate of incorporation and bylaws by removing our incumbent directors.
  No Written Consent of Stockholders
     Any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.
  Special Meetings of Stockholders
     Special meetings of our stockholders may be called only by the chairman of the board of directors or a majority of the members of the board of directors.
  Advance Notice Requirement
     Stockholder proposals to be brought before an annual meeting of our stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nominations of persons for election to the board of directors. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year.
  Amendment of Bylaws and Certificate of Incorporation
     The approval of not less that 66 2/3% of the outstanding shares of our capital stock entitled to vote is required to amend the provisions of our bylaws by stockholder action, or to amend the provisions of our certificate of incorporation that are described in this section or that are described under “—Limitation of Liability and Indemnification of Officers and Directors” below. These provisions will make it more difficult to circumvent the anti-takeover provisions of our certificate of incorporation and our bylaws.
  Issuance of Undesignated Preferred Stock
     Our board of directors is authorized to issue, without further action by the stockholders, up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. We currently have 100,000 shares of preferred stock designated as Series A Junior Participating Preferred Stock. As of the date of this prospectus, we did not have any shares of preferred stock outstanding. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
Limitation of Liability and Indemnification of Officers and Directors
     As permitted by Section 102 of the DGCL, we have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.
     These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.
     As permitted by Section 145 of the DGCL, our bylaws provide that:
•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.
     We have entered, and intend to continue to enter, into separate indemnification agreements with each of our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding that might result in a claim for such indemnification. We have also purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.
LEGAL MATTERS
     The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, San Diego, California.
EXPERTS
     Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the Commission a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the Commission allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
     We file reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information from the Public Reference Room of the Commission, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the Commission. The address of that web site is www.sec.gov.
     The Commission allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the Commission under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on
Form 8-K:

•	our annual report on Form 10-K for the year ended December 31, 2008;

•	our current reports on Form 8-K filed on January 13, 2009, January 30, 2009, February 24, 2009 and April 6, 2009;

•	our definitive proxy statement on Schedule 14A filed on April 25, 2008;

•	the description of our common stock contained in our registration statement on Form 8-A, filed on March 24, 2004, including any amendments or reports filed for the purpose of updating the description; and

•	the description of our Series A Junior Participating Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed on November 17, 2004, including any amendments or reports filed for the purpose of updating the description.
These documents may also be accessed on our website at www.santarus.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our web site is not a part of this prospectus.
     Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
     We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:
Santarus, Inc.
Attention: Investor Relations
3721 Valley Centre Drive, Suite 400
San Diego, California 92130
(858) 314-5700

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
     The following table sets forth the costs and expenses payable by Santarus, Inc. in connection with the sale of the securities being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

Amount to be Paid
Securities and Exchange Commission registration fee	$656
Printing and engraving expenses	5,000
Legal fees and expenses	25,000
Accounting fees and expenses	15,000
Miscellaneous	4,344

Total	$50,000

ITEM 15. Indemnification of Directors and Officers.
     As permitted by Section 102 of the Delaware General Corporation Law, or DGCL, we have adopted provisions in our certificate of incorporation and bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.
     These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.
     As permitted by Section 145 of the DGCL, our bylaws provide that:
•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.
     Our certificate of incorporation and our bylaws provide for the indemnification provisions described above and elsewhere herein. In addition, we have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended.
     See also the undertakings set out in response to Item 17.
ITEM 16. Exhibits.

Exhibit
Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation

3.2(2)	Amended and Restated Bylaws

3.3(3)	Certificate of Designations for Series A Junior Participating Preferred Stock

4.1(3)	Form of Common Stock Certificate

4.2*	Registration Rights Agreement between the Company and Cosmo Technologies Limited dated December 10, 2008

4.3	Amendment No. 1 to Registration Rights Agreement between the Company and Cosmo Technologies Limited dated April 23, 2009

5.1*	Opinion of Latham & Watkins LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature pages hereto)

(1)	Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Securities and Exchange Commission on May 13, 2004.

(2)	Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 5, 2008.

(3)	Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 17, 2004.

*	Previously filed.

ITEM 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement.
Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Pre-effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, State of California, on the 23rd day of April, 2009.

SANTARUS, INC.
By:	/s/ Gerald T. Proehl
Gerald T. Proehl
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Pre-effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Gerald T. Proehl Gerald T. Proehl	President, Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2009

/s/ Debra P. Crawford Debra P. Crawford	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 23, 2009

* David F. Hale	Director (Chairman of the Board of Directors)	April 23, 2009

* Daniel D. Burgess	Director	April 23, 2009

* Michael G. Carter, M.B., Ch.B., F.R.C.P. (U.K.)	Director	April 23, 2009

Signature	Title	Date

* Michael E. Herman	Director	April 23, 2009

* Ted W. Love, M.D.	Director	April 23, 2009

* Kent Snyder	Director	April 23, 2009

*By:	/s/ Debra P. Crawford
Debra P. Crawford Attorney-in-Fact

EXHIBIT INDEX

Exhibit
Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation

3.2(2)	Amended and Restated Bylaws

3.3(3)	Certificate of Designations for Series A Junior Participating Preferred Stock

4.1(3)	Form of Common Stock Certificate

4.2*	Registration Rights Agreement between the Company and Cosmo Technologies Limited dated December 10, 2008

4.3	Amendment No. 1 to Registration Rights Agreement between the Company and Cosmo Technologies Limited dated April 23, 2009

5.1*	Opinion of Latham & Watkins LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature pages hereto)

(1)	Incorporated by reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, filed with the Securities and Exchange Commission on May 13, 2004.

(2)	Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 5, 2008.

(3)	Incorporated by reference to our Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 17, 2004.

*	Previously Filed.